Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 18, 2023

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips of the DeGolyer and MacNaughton process review letter dated February 16, 2023, which appears in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2022.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716